Exhibit 23.2


                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated February 4, 1999 included in the Annual Report of Homestead Village Incorporated on Form 10-K for the year ended December 31, 1998, and to all references to our Firm included in this Registration Statement.




                                                ARTHUR ANDERSEN LLP

Atlanta, Georgia
December 3, 1999